Exhibit 4.2e

      THIS SECOND SUPPLEMENTAL INDENTURE dated June 1, 2001, among THE CIT GROUP, INC. (formerly known as Tyco Acquisition Corp. XX (NV)), a Nevada corporation, ("CIT"), CIT HOLDINGS (NV) INC. (formerly known as Tyco Acquisition Corp. XIX (NV)), a Nevada corporation ("CIT Holdings"), and BANK ONE TRUST COMPANY, N.A. (as successor to The First National Bank of Chicago) a banking corporation organized and existing under the laws of New York (the "Trustee").

WHEREAS:

      (1) The CIT Group, Inc., a Delaware corporation ("CIT Delaware"), and the Trustee are parties to an Indenture dated as of September 24, 1998, as supplemented by the First Supplemental Indenture dated as of May 9, 2001 (collectively, the "Indenture"), pursuant to which CIT Delaware authorized the issue of an unlimited amount of unsecured and unsubordinated debt securities (the "Securities");

      (2) CIT Delaware did issue, under the Indenture, Securities in one or more series varying in maturity date, interest rate, redemption price, denominations, original issue date, issue price and as to other terms;

      (3) Effective as of the date hereof, CIT Delaware has merged into CIT Holdings pursuant to a Certificate of Merger filed with the Delaware Secretary of State on the date hereof and Articles of Merger filed with the Nevada Secretary of State on the date hereof (the "Merger");

      (4) Immediately following the Merger, CIT Holdings is transferring all of the assets owned by CIT Delaware immediately prior to the Merger to CIT and CIT has assumed substantially all of the liabilities of CIT Delaware outstanding immediately prior to the Merger (the "Transfer") pursuant to a Contribution and Assumption Agreement (the "Assumption Agreement").

      (5) Pursuant to the terms of Merger and applicable law, CIT Holdings succeeded to all of the rights and obligations of CIT Delaware, and pursuant to the Assumption Agreement, CIT Holdings has transferred to CIT all such rights and CIT has assumed all such obligations.

      (6) Section 15.01 of the Indenture requires as a condition to a merger of the Corporation under the Indenture, and to a sale of substantially all of the property and assets of the Corporation, that the successor corporation and/or transferee of the property and assets expressly assume the due and punctual payment of the principal of and interest, if any, on all of the Debt Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed or observed by the Corporation by supplemental indenture, in form satisfactory to the Trustee, executed and delivered to the Trustee by such successor or transferee.


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      (7) The parties wish to provide that CIT Holdings become the "Corporation"
under the Indenture by reason of the Merger and that, immediately thereafter, CIT becomes the "Corporation" by reason of the Transfer.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

                                   ARTICLE ONE

                        PROVISIONS OF GENERAL APPLICATION

Section 1.1 To be Read with Indenture; Governing Law

      This Second Supplemental Indenture is supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture shall hereafter be read together and shall have effect with respect to the Debt Securities as if all the provisions thereof and hereof were contained in one instrument, which instrument shall be governed by and construed in accordance with the laws of the State of New York, including the laws of the United States applicable therein.

Section 1.2 Interpretation

      In this Second Supplemental Indenture, unless there is something in the subject or context inconsistent therewith:

                  (a) "Indenture", "herein", "hereby", "hereof" and similar expressions mean and refer to the Indenture and this Second Supplemental Indenture;

                  (b) the expression "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Second Supplemental Indenture unless otherwise expressly stated; and

                  (c) other expressions defined in the Indenture shall have the same meanings when used in this Second Supplemental Indenture.


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

                                   ARTICLE TWO

                             ASSUMPTION AND RELEASE

Section 2.1 Assumption and Substitution.

      (a) By reason of the Merger and this Second Supplemental Indenture and effective as of the consummation of the Merger, CIT Holdings did expressly assume, as its direct and primary obligation, the due and punctual payment of the principal of and interest, if any, on all the Debt Securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions under the Indenture to be performed or observed by CIT Delaware, and did succeed to, and was substituted for, CIT Delaware, with the same effect as if CIT Holdings had been named in the Indenture.

      (b) By reason of Transfer and this Second Supplemental Indenture and effective as of the consummation of the Transfer, CIT does expressly assume the due and punctual payment of the principal of and interest, if any, on all of the Debt Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed or observed by CIT Holdings as successor of CIT Delaware, and does succeeds to, and is substituted for, CIT Delaware and CIT Holdings, with the same effect as if CIT had been named in the Indenture.

Section 2.2 Release.

      Effective as of the consummation of the Transfer, CIT Holdings is hereby relieved, released and forever discharged of any further obligations or duties under the Indenture.

                                  ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of CIT Holdings.

      CIT Holdings hereby represents and warrants as follows:

      (a) CIT Holdings (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and (ii) has the power and authority to execute, deliver and perform this Second Supplemental Indenture.

      (b) The execution, delivery and performance by CIT Holdings of this Second Supplemental Indenture (i) have been duly authorized by all necessary company action, (ii) do not and will not contravene its articles of incorporation or bylaws,


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

any material law or any material contractual restriction binding on or affecting CIT Holdings or any of its material properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its material properties.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by CIT Holdings of this Second Supplemental Indenture or for its assumption of the obligations of CIT Delaware under the Indenture.

      (d) This Second Supplemental Indenture is, the legal, valid and binding obligation of CIT Holdings, enforceable against CIT Holdings in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      (e) No litigation, investigation or proceeding of or before any arbitrator or governmental authority or other regulatory body is pending or, to the knowledge of CIT Holdings, threatened by or against CIT Holdings with respect to this Second Supplemental Indenture or any of the transactions contemplated hereby.

      (f) CIT Holdings was not, effective immediately following consummation of the Merger, in default in the performance of any covenant or condition in the Indenture.

Section 3.2 Representations and Warranties of CIT.

      CIT hereby represents and warrants as follows:

      (a) CIT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and (ii) has the power and authority to assume the obligations of Corporation under the Indenture and to execute, deliver and perform this Second Supplemental Indenture.

      (b) The execution, delivery and performance by CIT of this Second Supplemental Indenture and the assumption of the obligations of CIT Holdings under the Indenture (i) have been duly authorized by all necessary company action, (ii) do not and will not contravene its articles of incorporation or bylaws, any material law or any material contractual restriction binding on or affecting CIT or any of its material properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its material properties.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required


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

for the due execution, delivery and performance by CIT of this Second Supplemental Indenture or for its assumption of the obligations of CIT Holdings under the Indenture.

      (d) This Second Supplemental Indenture is the legal, valid and binding obligation of CIT, enforceable against CIT in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      (e) No litigation, investigation or proceeding of or before any arbitrator or governmental authority or other regulatory body is pending or, to the knowledge of CIT, threatened by or against CIT with respect to this Second Supplemental Indenture or any of the transactions contemplated hereby.

      (f) CIT is not, effective immediately following consummation of the Transfer, in default in the performance of any covenant or condition in the Indenture.

                                  ARTICLE FOUR

                           FURTHER ASSURANCES REQUIRED

Section 4.1 Trustee Documents.

      CIT Holdings and CIT have delivered to the Trustee, pursuant to the Indenture, an Officer's Certificate and an Opinion of Counsel.

Section 4.2 Further Assurances Required.

      At any time and from time to time, upon the Trustee's request, CIT Holdings and CIT will promptly execute and deliver such documents and instruments and take such further actions as the Trustee may reasonably request to effect the purposes of this Second Supplemental Indenture, at their respective cost and expense.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

Section 5.1 Miscellaneous.

      (a) This Second Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each


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of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

      (b) This Second Supplemental Indenture is effective in respect of CIT Holdings, as of the consummation of the Merger and, in respect of CIT, as of the consummation of the Transfer.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                CIT HOLDINGS (NV) INC. (formerly
                                                known as Tyco Acquisition Corp.
                                                XIX (NV)), a Nevada corporation

                                                By:
                                                   -----------------------------

                                                THE CIT GROUP, INC. (formerly
                                                known as Tyco Acquisition Corp.
                                                XX (NV)), a Nevada corporation

                                                By:
                                                   -----------------------------

                                                BANK ONE TRUST COMPANY, N.A.,
                                                (as successor to The First
                                                National Bank of Chicago),
                                                Trustee

                                                By:
                                                   -----------------------------


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